UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 9, 2011

NEW ENERGY SYSTEMS GROUP
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34847	91-2132336
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

116 West 23rd St., 5th FL New York, NY 10011
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  917-573-0302

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01     Completion of Acquisition or Disposition of Assets.

As reported on the Current Report on Form 8-K of New Energy Systems Group (the “Company”) as filed with the Securities and Exchange Commission on December 15, 2011, on December 9, 2011, the Company closed the transactions contemplated in the Equity Transfer Agreement (“Equity Transfer Agreement”) dated November 24, 2011, with Xuemei Fang (“Fang”) and Weirong Xu (“Xu”, and together with Fang, the “Buyers”). Pursuant to the Equity Transfer Agreement, 100% of the equity interest of Billion Electronics Limited (BVI) (“Billion Electronics”) was transferred to the Buyers for a cash consideration of RMB 85,553,892.75 (approximately $13,549,443).

In connection with the completion of the Equity Transfer Agreement, the Company is hereby filing this Amendment No. 1 to the Current Report on Form 8-K to include the requisite pro forma financial information.

Item 9.01       Financial Statements and Exhibits.

(a)   Financial statements of business acquired.  Not applicable.

(b)   Pro forma financial information.  See Exhibit 99.1.

(c)   Shell Company Transactions. Not applicable.

(d)   Exhibits.

99.1	Pro forma financial information.
101.INS	XBRL INSTANCE DOCUMENT
101.SCH	XBRL TAXONOMY EXTENSION SCHEMA DOCUMENT
101.CAL	XBRL TAXONOMY EXTENSION CALCULATION LINKBASE
101.DEF	XBRL TAXONOMY EXTENSION DEFINITION LINKBASE
101.LAB	XBRL TAXONOMY EXTENSION LABELS LINKBASE
101.PRE	XBRL TAXONOMY EXTENSION PRESENTATION LINKBASE

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW ENERGY SYSTEMS GROUP

Date: January 17, 2012	By:	/s/ Weihe Yu
Name: Weihe Yu
Title: Chief Executive Officer